Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 to the use of our report dated March 26, 2004 with respect to the. financial statements for the fiscal year ended December 31, 2003 which appears in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003.

/s/ Webb & Company, P.A.

Webb & Company, P.A.

Miami, Florida

December 13, 2004